UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 9, 2005

ICOP DIGITAL, INC.

(Exact name of registrant as specified in its charter)

Colorado	000-27321	84-1493152
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16801 W. 116th Street Lenexa, Kansas	66219
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 913-338-5550

__________________________________________________________________________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02	Unregistered Sales of Equity Securities

ICOP Digital, Inc. (the “Company”) has agreed to sell 650,000 shares of common stock, no par value (the “Offered Shares”), and 227,500 redeemable warrants to certain investors (the “Investors”) in a private placement for an aggregate purchase price of $3,848,000. The Offered Warrants are identical in form to the Company’s warrants currently quoted on the Nasdaq Capital Market and listed on the Pacific Exchange under the trading symbol “ICOPW.” As such, the Offered Warrants are redeemable and may be exercised until July 8, 2010 at an exercise price of $6.19 per share. The offering was made to accredited investors without general solicitation or marketing pursuant to Rule 506 of Regulation D, promulgated under the Securities Act of 1933, as amended (the “Securities Act”).

The Offered Shares and Offered Warrants have not been registered under the Securities Act and may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. In connection with the transaction, the Company entered into the following agreements with the Investors: (i) a Securities Purchase Agreement, dated as of December 1, 2005; (ii) an Amendment No. 1 to the Securities Purchase Agreement; and (iii) a Registration Rights Agreement, dated as of December 1, 2005. Pursuant to the Registration Rights Agreement, the Company has agreed to file a registration statement with the Securities and Exchange Commission covering the offer and sale of the Offered Shares and Offered Warrants by the Investors within 30 days of the closing of the private placement.

The Company also issued to Paulson Investment Company, Inc., the placement agent for the private placement, a warrant to purchase up to 65,000 shares of common stock and 22,750 redeemable warrants, each identical to the Offered Shares and Offered Warrants; and Paulson also received a cash commission equal to 8% of the gross proceeds raised.

Item 8.01	Other Events

On December 2, 2005, the Board of Directors of the Company adopted and approved a resolution increasing to 1,500,000 the number of shares of common stock reserved for issuance under the Company’s 2002 Stock Option Plan. The officers of the Company have been instructed to seek shareholder approval of the increase at the next annual meeting of shareholders.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

99.1	Press release entitled “ICOP Digital Announces $3.8 Million Private Placement,” dated December 9, 2005

99.2	Securities Purchase Agreement, dated as of December 1, 2005

99.3	Amendment No. 1 to Securities Purchase Agreement

99.4	Registration Rights Agreement, dated as of December 1, 2005

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICOP DIGITAL, INC.

December 8, 2005	By:	/s/ David C. Owen
	Name:	David C. Owen
	Title:	President and Chief Executive Officer